UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2018
_________________________________________________________
Barings BDC, Inc.
(Exact name of registrant as specified in its charter)
 _________________________________________________________

Maryland	814-00733	06-1798488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 South Tryon Street, Suite 2500 Charlotte, North Carolina		28202
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (704) 805-7200
Not Applicable
(Former name or former address, if changed since last report.)
_________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
Formation and Governance of Barings BDC Senior Funding I, LLC
On July 3, 2018, Barings BDC, Inc. (the “Company”) formed Barings BDC Senior Funding I, LLC, an indirectly wholly-owned Delaware limited liability company (“Barings Funding”). The primary purpose of Barings Funding is to function as our special purpose, bankruptcy-remote, financing subsidiary in connection with the Credit Agreement (as defined and discussed below under the section of this Item 1.01 captioned “Credit Facility”).
LLC Agreement
On August 3, 2018 (the “Effective Date”), the Company caused Barings BDC Finance I, LLC, a directly wholly-owned Delaware limited liability company and the sole member of Barings Funding, to enter into the amended and restated limited liability company agreement (the “LLC Agreement”) that will govern the business and affairs of Barings Funding. Initially, the LLC Agreement provides for two managers, an independent manager (the “Independent Manager”) and a designated manager (the “Designated Manager”). Donald Puglisi was appointed as the initial Independent Manager and, in that capacity, he is a party to the LLC Agreement. Barings LLC, the Company’s investment adviser (the “Advisor”), has been appointed as the Designated Manager and as such has full and exclusive control of Barings Funding’s business and makes all decisions affecting its affairs (except as discussed below with respect to certain material actions).
Under the terms of the LLC Agreement, Barings Funding is required to have at least one Independent Manager while Barings Funding has any outstanding obligations under the Credit Agreement. The unanimous consent of all managers, including the Independent Manager(s), is required in order for Barings Funding to take certain specified material actions, including, among others, the following:

•	engaging in any business or activity other than those specified in the LLC Agreement;

•
dissolving or liquidating (in whole or in part), legally consolidating or merging with or into any other entity, or conveying or transferring all or substantially all of its properties and assets to any entity, in each case except as permitted under the Credit Agreement and related transaction documents;

•	instituting or consenting to insolvency proceedings, or similar or related actions, with respect to itself; and

•
amending or repealing certain key provisions of the LLC Agreement, including authorizing any such amendment to provide for the removal and/or substitution of any Independent Manager unless a new Independent Manager is appointed and accepts such appointment.

Pursuant to the terms of the LLC Agreement, the Advisor, as Designated Manager, has agreed to take all steps necessary to continue the identity of Barings Funding as a separate legal entity and Barings Funding has agreed not to, among other things, (i) commingle its assets with the assets of any of its affiliates, (ii) fail to maintain its separate books and records or (iii) enter into any agreement with an affiliate except upon terms and conditions that are commercially reasonable.
Credit Facility
Credit Agreement
On the Effective Date, Barings Funding entered into a credit agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent (the “Administrative Agent”) and Class A Lender, Société Générale, as Class A‑1 Lender, and Bank of America Merrill Lynch, as sole lead arranger and sole book manager.
The Credit Agreement provides for borrowings in an aggregate amount up to $750,000,000. Loans under the Credit Agreement will generally bear interest based on a one-month adjusted London interbank offered rate for the relevant interest period, plus an applicable spread. Interest is payable monthly in arrears. Any amounts borrowed under the Credit Agreement will mature, and all accrued and unpaid interest thereunder will be due and payable, on August 3, 2020, or upon earlier termination of the Credit Agreement.
Borrowings under the Credit Agreement will be subject to compliance with a borrowing base, pursuant to which the amount of funds advanced by the lenders to Barings Funding will vary depending upon the types of assets in Barings Funding’s portfolio.
Under the Credit Agreement, Barings Funding has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for credit facilities of this nature. In addition to other customary events of default included in financing transactions, the Credit Agreement contains the following events of default: (a) the failure to make principal payments when due or interest payments within two business days of when due; (b) borrowings under the credit facility exceeding the applicable advance rates; (c) the purchase by Barings Funding of certain ineligible assets; (d) the insolvency or bankruptcy of Barings Funding; and (e) the decline of Barings Funding’s net asset value below a specified threshold. During the continuation of an event of default, Barings Funding must pay interest at a default rate.
Under the terms and conditions of the Credit Agreement, Barings Funding is required to pay certain fees in connection with the credit facility, including a fee on the unused portion of the commitment under the credit facility. Barings Funding may prepay any borrowing at any time without premium or penalty, except that Barings Funding may be liable for certain funding breakage fees if prepayments occur prior to expiration of the relevant interest period. Barings Funding may also permanently reduce all or a portion of the commitment amount under the credit facility upon payment of a commitment reduction fee (such fee applicable only during the first six months of the credit facility).
Borrowings of Barings Funding will be considered borrowings by us for purposes of complying with the asset coverage requirements under the Investment Company Act of 1940, as amended, applicable to business development companies. The obligations of Barings Funding under the Credit Agreement are non-recourse to us.
Security Agreement
Barings Funding and the Administrative Agent have entered into a security agreement dated as of the Effective Date (the “Security Agreement”) pursuant to which Barings Funding’s obligations under the Credit Agreement are secured by a first-priority security interest in substantially all of the assets of Barings Funding, including its portfolio of investments (the “Pledged Property”).
Collateral Administration Agreement
In connection with the first-priority security interest established under the Security Agreement, all of the Pledged Property will be held in the custody of State Street Bank and Trust Company, as collateral administrator (the “Collateral Administrator”). The Collateral Administrator will maintain and perform certain collateral administration services with respect to the Pledged Property pursuant to a collateral administration agreement (the “Collateral Administration Agreement”) among Barings Funding, the Administrative Agent and the Collateral Administrator. Generally, the Collateral Administrator will only be authorized to make distributions and payments from Pledged Property based on the written instructions of the Administrative Agent.
As compensation for the services rendered by the Collateral Administrator, Barings Funding will pay the Collateral Administrator, on a quarterly basis, customary fee amounts and reimburse the Collateral Administrator for its reasonable out-of-pocket expenses. The Collateral Administration Agreement and the obligations of the Collateral Administrator will continue until the Administrative Agent has determined that the specified release conditions (essentially, that the revolving credit commitments under the Credit Agreement have expired or been terminated and all obligations of Barings Funding under the Credit Agreement have been paid in full) have occurred, and has given written notice to that effect to the Collateral Administrator.
Management Agreement
Barings Funding has appointed the Advisor to manage its assets pursuant to the terms of an investment management agreement (the “Management Agreement”). The services to be provided by the Advisor, as manager under the Management Agreement, will include, among other things, the following:

•	determining the specific assets to be purchased or sold by Barings Funding, taking into consideration the payment obligations of Barings Funding under the Credit Agreement;

•	effecting the purchase and sale of assets of Barings Funding;

•	making determinations with respect to Barings Funding’s exercise of any rights or remedies in connection with its assets; and

•
determining the extent to which investments made by Barings Funding are (or are not) eligible investments under applicable collateralization requirements of the Credit Agreement, and otherwise managing Barings Funding’s investments within the parameters set forth in the Credit Agreement.

* * *
The respective summaries of the LLC Agreement, the Credit Agreement, the Security Agreement, the Collateral Administration Agreement and the Management Agreement set forth above in this Item 1.01 do not purport to be complete in scope and are qualified in their entirety by the full text of those agreements, each of which is incorporated herein by reference to the applicable exhibit to this Current Report on Form 8-K.

Item 2.03.    Creation of a Direct Financial Obligation
The information included under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Limited Liability Company Agreement of Barings Funding, dated as of August 3, 2018.
10.2
Credit Agreement, dated as of August 3, 2018, among Barings Funding, as borrower, Bank of America N.A., as administrative agent and Class A Lender, Société Générale, as Class A-1 Lender, and Bank of America Merrill Lynch, as sole lead arranger and sole book manager.

10.3	Security Agreement, dated as of August 3, 2018, between Barings Funding, as pledgor, and Bank of America N.A., as administrative agent.
10.4
Collateral Administration Agreement, dated as of August 3, 2018, among Bank of America N.A., as administrative agent, Barings Funding, as borrower, and State Street Bank and Trust Company, as collateral administrator.

10.5	Investment Management Agreement, dated as of August 3, 2018, between Barings Funding and Barings LLC, as investment adviser.

Forward-Looking Statements
Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Given these uncertainties, we caution investors and potential investors not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Barings BDC, Inc.

Date: August 6, 2018	By:	/s/ Jonathan Bock
Jonathan Bock
Chief Financial Officer